Central Valley Community Bancorp Reports Earnings Results for the Quarter Ended March 31, 2010

FRESNO, CA -- (Marketwire - April 22, 2010) - The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $1,292,000, and diluted earnings per common share of $0.13 for the three months ended March 31, 2010, compared to $1,259,000 and $0.16 per diluted common share for the three months ended March 31, 2009. The increase in earnings for the first quarter of 2010 was primarily driven by a decrease in credit related charges, partially offset by decreases in net interest income and non-interest income, and an increase in non-interest expenses.

Return on average equity (ROE) for the three months ended March 31, 2010 was 5.53%, compared to 6.13% for the same period in 2009. The decrease in this ratio reflects an increase in capital from the issuance of common and preferred stock, and an increase in retained earnings. Return on average assets (ROA) was 0.68% for the first quarter of 2010, compared to 0.66% for the same period in 2009. The ROA increase is due to a slight increase in net income and a slight decrease in average assets.

During the three months ended March 31, 2010, the Company recorded a provision for credit losses of $600,000, compared to $1,917,000 for the first quarter of 2009. The period-to-period decrease in provision for credit losses resulted from a decrease in the level of outstanding loans and what appears to be stabilization of the Company's non-performing assets.

At March 31, 2010, the allowance for credit losses stood at $10,595,000, compared to $10,200,000 at December 31, 2009, a net increase of $395,000. The allowance for credit losses as a percentage of total loans was 2.34% at March 31, 2010, and 2.22% at December 31, 2009.

During the three months ended March 31, 2010, the Company recorded $205,000 in net loan charge offs, compared to $1,474,000 for the same period in 2009. In addition, recoveries of previously charged off loan balances during the quarter ended March 31, 2010 were $271,000. Of the $476,000 charge offs recorded in the first quarter of 2010, only $15,000 related to non-accrual loans. The Company also recorded OREO related expenses of $314,000 during the first quarter of 2010 compared to $13,000 in the first quarter of 2009.

Total non-performing assets were $20,646,000, or 2.72% of total assets, as of March 31, 2010 compared to $21,838,000 or 2.85% of total assets as of December 31, 2009. Total non-performing assets as of March 31, 2010 consisted of $18,053,000 in non-accrual loans, $2,549,000 in OREO, and other assets of $44,000. Non-accrual loans were 3.99% of total loans at March 31, 2010. This compares to non-accrual loans of $18,959,000 or 4.13% of total loans, OREO of $2,832,000, and other assets of $47,000 at December 31, 2009. The Company believes the allowance for credit losses is adequate to provide for probable losses inherent within the loan portfolio at March 31, 2010.

The following provides a reconciliation of the change in non-accrual loans for the first quarter of 2010.

                      Additions          Transfers  Returns
             Balance  to Non-                to       to           Balance
(Dollars in  December  Accrual     Net   Foreclosed Accrual Charge  March
 thousands)  31, 2009   Loans   Paydowns Collateral Status   Offs  31, 2010
             -------- --------- --------  --------- ------  -----  --------
Commercial
 and
 industrial  $  3,414 $      92 $   (375) $       - $ (165) $ (15) $  2,951
Real estate     7,723       183   (1,133)         -      -      -     6,773
Real estate
 construction
 and land
 development    7,474         -        -          -      -      -     7,474
Consumer          348         -        -          -      -      -       348
Equity loans
 and lines
 of credit          -       508       (1)         -      -      -       507
             -------- --------- --------  --------- ------  -----  --------
Totals       $ 18,959 $     783 $ (1,509) $       - $ (165) $ (15) $ 18,053
             ======== ========= ========  ========= ======  =====  ========

The Company's annualized net interest margin (fully tax equivalent basis) was 4.98% for the three months ended March 31, 2010, compared to 5.23% for the same period in 2009. The 2010 net interest margin decrease in the period-to-period comparison resulted primarily from a decrease in the yield on the Company's investment portfolio partially offset by a decrease in the Company's cost of funds. For the three months ended March 31, 2010, the effective yield on total earning assets decreased 71 basis points to 5.69% compared to 6.40% for the same period in 2009, while the cost of total interest-bearing liabilities decreased 62 basis points to 0.96% compared to 1.58% for the same period in 2009. The effective yield on average investment securities decreased to 5.66% for the three months ended March 31, 2010 compared to 7.06% for the same period in 2009, while the effective yield on average loans decreased to 6.31% from 6.48% over the same periods. The decrease in yield in the Company's investment securities in the first quarter of 2010 resulted primarily from increased prepayments on agency CMOs purchased at a premium resulting in accelerated amortization of the premium. The cost of total deposits decreased 46 basis points to 0.67% for the three months ended March 31, 2010 compared to 1.13% for the same period in 2009. Net interest income for the three months ended March 31, 2010 was $7,986,000, compared to $8,485,000 for the same period in 2009, a decrease of $499,000 or 5.88%. Net interest income decreased as a result of these yield changes combined with a slight decrease in the levels of earning assets and interest-bearing liabilities.

Total average assets for the three months ended March 31, 2010 were $758,896,000, compared to $763,729,000 for the same period in 2009, a decrease of $4,833,000 or 0.63%. Total average loans were $454,245,000 for the first quarter of 2010, compared to $486,518,000 for the same period in 2009, representing a decrease of $32,273,000 or 6.63%. Total average investments increased to $234,210,000 for the three months ended March 31, 2010 from $201,526,000 for the same period in 2009, representing an increase of $32,684,000 or 16.22%. Total average deposits decreased $4,357,000 or 0.68% to $637,435,000 for the three months ended March 31, 2010, compared to $641,792,000 for the same period in 2009. Average interest-bearing deposits increased $5,920,000, or 1.23% and average non-interest bearing demand deposits decreased $10,277,000 or 6.41% for the three months ended March 31, 2010 compared to the same period in 2009. The Company's ratio of average non-interest bearing deposits to total deposits was 23.5% for the three months ended March 31, 2010.

Non-interest income for the three months ended March 31, 2010 decreased $404,000, or 23.25% to $1,334,000, compared to $1,738,000 for the same period in 2009, mainly due to a $428,000 decrease in net realized gains on sales and calls of investment securities.

Non-interest expense for the three months ended March 31, 2010 increased $364,000, or 5.32% to $7,204,000 compared to $6,840,000 for the same period in 2009, primarily due to an increase in OREO expenses of $301,000.

The Company recorded a provision for income taxes of $224,000 for the three months ended March 31, 2010, compared to $207,000 for the same period in 2009. The effective tax rate for the first quarter of 2010 was 14.78% compared to 14.12% for the same period in 2009.

"It is encouraging to see a decrease in non-performing assets for the first quarter of 2010 compared to the fourth quarter of 2009, but with the economic uncertainty, we recorded over $900,000 in credit related expenses. It is also a positive sign to have net income exceed the previous linked quarter and the same quarter last year, although investment yields did decline and had a negative impact on our net interest margin," stated Daniel J. Doyle, President and CEO of Central Valley Community Bancorp and Central Valley Community Bank.

"Hopefully the positive trend this quarter in our asset quality and earnings will continue to improve," concluded Doyle.

Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank currently operates 16 offices in Clovis, Fresno, Kerman, Lodi, Madera, Oakhurst, Prather, Merced, Sacramento, Stockton, Tracy, and a loan production office in Modesto, California. Additionally, the Bank operates Commercial Real Estate Lending, SBA Lending and Agribusiness Lending Departments. Investment services are provided by Investment Centers of America and insurance services are offered through Central Valley Community Insurance Services LLC. Members of Central Valley Community Bancorp's and the Bank's Board of Directors are: Daniel N. Cunningham (Chairman), Sidney B. Cox, Edwin S. Darden, Jr., Daniel J. Doyle, Steven D. McDonald, Louis McMurray, Wanda L. Rogers (Director Emeritus), William S. Smittcamp, and Joseph B. Weirick.

More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com.

Forward-looking Statements -- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained herein that are not historical facts, such as statements regarding the Company's current business strategy and the Company's plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties. Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company's results of operations, the Company's ability to continue its internal growth at historical rates, the Company's ability to maintain its net interest margin, and the quality of the Company's earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2009. Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

                     CENTRAL VALLEY COMMUNITY BANCORP
                  CONDENSED CONSOLIDATED BALANCE SHEETS
                                (Unaudited)

                                                   March 31,   December 31,
                                                  -----------  -----------
(In thousands, except share amounts)                  2010         2009
                                                  -----------  -----------

ASSETS
Cash and due from banks                           $    13,276  $    13,857
Interest-bearing balances in other banks               42,407       34,544
Federal funds sold                                      1,141          279
                                                  -----------  -----------
    Total cash and cash equivalents                    56,824       48,680
Available-for-sale investment securities
 (Amortized cost of $192,593 at March 31, 2010
 and $199,744 at December 31, 2009)                   192,219      197,319
Loans, less allowance for credit losses of
 $10,595 at March 31,
 2010 and $10,200 at December 31, 2009                441,295      449,007
Bank premises and equipment, net                        6,241        6,525
Other real estate owned                                 2,549        2,832
Bank owned life insurance                              11,095       10,998
Federal Home Loan Bank stock                            3,140        3,140
Goodwill                                               23,577       23,577
Core deposit intangibles                                1,508        1,612
Accrued interest receivable and other assets           21,053       21,798
                                                  -----------  -----------
        Total assets                              $   759,501  $   765,488
                                                  ===========  ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
  Non-interest bearing                            $   142,752  $   159,630
  Interest bearing                                    493,541      480,537
                                                  -----------  -----------
    Total deposits                                    636,293      640,167
Short-term borrowings                                  10,000        5,000
Long-term debt                                          4,000       14,000
Junior subordinated deferrable interest
 debentures                                             5,155        5,155
Accrued interest payable and other liabilities          9,893        9,943
                                                  -----------  -----------
    Total liabilities                                 665,341      674,265
                                                  -----------  -----------

Commitments and contingencies

Shareholders' equity:
  Preferred stock, no par value, $1,000 per share
   liquidation preference; 10,000,000 shares
   authorized;
  Series A, no par value, 7,000 shares issued and
   outstanding                                          6,830        6,819
  Series B, no par value, 1,359 shares issued and
   outstanding                                          1,317        1,317
  Common stock, no par value; 80,000,000
   authorized; issued and outstanding 9,079,754 at
   March 31, 2010 and 8,949,754 at December 31,
   2009                                                38,113       37,611
  Retained earnings                                    48,124       46,931
  Accumulated other comprehensive loss, net of tax       (224)      (1,455)
                                                  -----------  -----------
    Total shareholders' equity                         94,160       91,223
                                                  -----------  -----------
        Total liabilities and shareholders'
         equity                                   $   759,501  $   765,488
                                                  ===========  ===========

                     CENTRAL VALLEY COMMUNITY BANCORP
               CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                (Unaudited)

                                                       For the Three Months
                                                          Ended March 31,
                                                        -------------------
(In thousands, except share and per share amounts)         2010      2009
                                                        --------- ---------
INTEREST INCOME:
  Interest and fees on loans                            $   6,778 $   7,540
  Interest on Federal funds sold                                -        11
  Interest and dividends on investment securities:
    Taxable                                                 1,653     2,211
    Exempt from Federal income taxes                          757       707
                                                        --------- ---------
      Total interest income                                 9,188    10,469
                                                        --------- ---------
INTEREST EXPENSE:
  Interest on deposits                                      1,053     1,782
  Interest on junior subordinated deferrable interest
   debentures                                                  23        41
  Other                                                       126       161
                                                        --------- ---------
      Total interest expense                                1,202     1,984
                                                        --------- ---------
      Net interest income before provision for credit
       losses                                               7,986     8,485
PROVISION FOR CREDIT LOSSES                                   600     1,917
                                                        --------- ---------
      Net interest income after provision for credit
       losses                                               7,386     6,568
                                                        --------- ---------
NON-INTEREST INCOME:
  Service charges                                             861       820
  Appreciation in cash surrender value of bank owned
   life insurance                                              97        98
  Loan placement fees                                          28        46
  Net realized gains on sales and calls of investment
   securities                                                  21       449
  Federal Home Loan Bank stock dividends                        2         -
  Other income                                                325       325
                                                        --------- ---------
    Total non-interest income                               1,334     1,738
                                                        --------- ---------
NON-INTEREST EXPENSES:
  Salaries and employee benefits                            3,747     3,688
  Occupancy and equipment                                     926       945
  Other real estate owned expenses                            314        13
  Other expenses                                            2,217     2,194
                                                        --------- ---------
    Total non-interest expenses                             7,204     6,840
                                                        ========= =========
    Income before provision for income taxes                1,516     1,466
PROVISION FOR INCOME TAXES                                    224       207
                                                        --------- ---------
    Net income                                          $   1,292 $   1,259
                                                        ========= =========

Net income                                              $   1,292 $   1,259
Preferred stock dividends and accretion                        99        49
                                                        --------- ---------
    Net income available to common shareholders         $   1,193 $   1,210
                                                        ========= =========

Basic earnings per common share                         $    0.13 $    0.16
                                                        ========= =========
  Weighted average common shares used in basic
   computation                                          8,969,687 7,642,280
                                                        ========= =========
Diluted earnings per common share                       $    0.13 $    0.16
                                                        ========= =========
  Weighted average common shares used in diluted
   computation                                          9,082,070 7,770,449
                                                        ========= =========

                     CENTRAL VALLEY COMMUNITY BANCORP
                CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                (Unaudited)

                     Mar. 31,   Dec. 31,   Sep. 30,   Jun. 30,   Mar. 31,
For the three months   2010       2009       2009       2009       2009
 ended               ---------- ---------  ---------  ---------- ----------
(In thousands,
 except share and
 per share amounts)
Net interest income  $    7,986 $   8,220  $   8,654  $    8,748 $    8,485
Provision for credit
 losses                     600     2,864      3,233       2,500      1,917
                     ---------- ---------  ---------  ---------- ----------

  Net interest income
   after provision for
   credit losses          7,386     5,356      5,421       6,248      6,568
Total non-interest
 income                   1,334     1,103      1,608       1,401      1,738
Total non-interest
 expense                  7,204     6,616      6,946       7,129      6,840
Provision for
 (benefit from)
 income taxes               224      (643)      (296)         56        207
                     ---------- ---------  ---------  ---------- ----------
Net income           $    1,292 $     486  $     379  $      464 $    1,259
                     ========== =========  =========  ========== ==========
Net income available
 to common
 shareholders        $    1,193 $     416  $     268  $      329 $    1,210
                     ========== =========  =========  ========== ==========
Basic earnings per
 share               $     0.13 $    0.05  $    0.04  $     0.04 $     0.16
                     ========== =========  =========  ========== ==========

  Weighted average
   shares used in
   basic computation  8,969,687 7,782,841  7,664,802   7,651,918  7,642,280
                     ========== =========  =========  ========== ==========
  Diluted earnings
   Per share         $     0.13 $    0.05  $    0.03  $     0.04 $     0.16
                     ========== =========  =========  ========== ==========

  Weighted average
   shares used in
   diluted
   computation        9,082,070 7,900,679  7,781,789   7,760,014  7,770,449
                     ========== =========  =========  ========== ==========

                     CENTRAL VALLEY COMMUNITY BANCORP
                              SELECTED RATIOS
                                (Unaudited)

As of and for the three        Mar. 31, Dec. 31, Sep. 30, Jun. 30, Mar. 31,
 months ended                    2010     2009     2009     2009     2009
                               -------  -------  -------  -------  -------
(Dollars in thousands, except
 per share amounts)
Allowance for credit losses to
 total loans                      2.34%    2.22%    2.09%    1.75%    1.57%
Nonperforming loans to total
 loans                            3.99%    4.13%    2.46%    2.95%    2.89%
Total nonperforming assets     $20,646  $21,838  $15,002  $17,171  $16,636
Net loan charge offs           $   205  $ 2,691  $ 1,798  $ 1,574  $ 1,474
Net charge offs to average
 loans                            0.18%    2.31%    1.48%    1.28%    1.21%
Book value per share           $  9.47  $  9.28  $ 10.28  $  9.68  $  9.88
Tangible book value per share  $  6.71  $  6.47  $  6.96  $  6.34  $  6.52
Tangible common equity         $60,928  $57,898  $53,332  $48,583  $49,796
Net interest margin
 (calculated on a fully tax
 equivalent basis) (1)            4.98%    5.09%    5.43%    5.51%    5.23%
Return on average assets (2)      0.68%    0.26%    0.20%    0.25%    0.66%
Return on average equity (2)      5.53%    2.24%    1.86%    2.28%    6.13%
Tier 1 leverage - Bancorp         9.59%    9.30%    8.64%    8.82%    8.53%
Tier 1 leverage - Bank            9.44%    9.20%    8.49%    8.43%    8.12%
Tier 1 risk-based capital -
 Bancorp                         12.91%   12.28%   10.76%   10.54%   10.62%
Tier 1 risk-based capital -
 Bank                            12.68%   12.12%   10.58%   10.08%   10.11%
Total risk-based capital -
 Bancorp                         14.17%   13.54%   12.02%   11.79%   11.86%
Total risk based capital -
 Bank                            13.94%   13.38%   11.84%   11.33%   11.36%

(1)  Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(2)  Computed by annualizing quarterly net income.

                     CENTRAL VALLEY COMMUNITY BANCORP
                        AVERAGE BALANCES AND RATES
                                (Unaudited)

                                                      For the Three Months
AVERAGE AMOUNTS                                         Ended March 31,
                                                      --------------------
(Dollars in thousands)                                  2010       2009
                                                      ---------  ---------
Federal funds sold                                    $     858  $  15,500
Interest-bearing deposits in other banks                 37,067         38
Investments                                             196,285    185,988
Loans (1)                                               435,550    471,964
Federal Home Loan Bank stock                              3,140      3,140
                                                      ---------  ---------
Earning assets                                          672,900    676,630
Allowance for credit losses                             (10,606)    (7,325)
Non-accrual loans                                        18,695     14,554
Other non-earning assets                                 77,907     79,870
                                                      ---------  ---------
Total assets                                          $ 758,896  $ 763,729
                                                      =========  =========

Interest bearing deposits                             $ 487,440  $ 481,520
Other borrowings                                         21,099     29,083
                                                      ---------  ---------
Total interest-bearing liabilities                      508,539    510,603
Non-interest bearing demand deposits                    149,995    160,272
Non-interest bearing liabilities                          7,029     10,753
                                                      ---------  ---------
Total liabilities                                       665,563    681,628
                                                      ---------  ---------
Total equity                                             93,333     82,101
                                                      ---------  ---------
Total liabilities and equity                          $ 758,896  $ 763,729
                                                      =========  =========

AVERAGE RATES
                                                      ---------  ---------
Federal funds sold                                         0.25%      0.28%
Investments                                                5.66%      7.06%
Loans                                                      6.31%      6.48%
Earning assets                                             5.69%      6.40%
Interest bearing deposits                                  0.88%      1.50%
Other borrowings                                           2.88%      2.82%
Total interest-bearing liabilities                         0.96%      1.58%
Net interest margin (calculated
 on a fully tax equivalent basis)                          4.98%      5.23%

(1)  Average loans do not include non-accrual loans.

Contact:
Debbie Nalchajian-Cohen
559-222-1322